UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15D of the Securities Exchange Act of 1934

Date of Report - May 18, 1998

ATLANTA TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware                0-23062                 58-2077053
(State or other       (Commission file no.)     (IRS E.I.N.)
jurisdiction of
incorporation)

5535 State Bridge Rd,, Alpharetta, GA 30024
(Address of principal executive offices)

Registrant's telephone number, including area code  (770) 814-2442




Item 4.  Changes in Registrant's Certifying Accountant


This filing is made pursuant to Section 304 of Regulation S-K to report the resignation of Allen P. Fields, C.P.A., 1801 Piedmont Avenue, Suite 103, Atlanta, GA as the certifying accountant for Atlanta Technology Group, Inc. His resignation was effective as of May 18, 1998. There were no differences or disagreements regarding accounting principles.

Item 16.  Exhibit to 8-K Resignation Letter from Auditor

Allen P. Fields
Certified Public Accountant
1801 Piedmont Avenue NE
Suite 103
Atlanta, GA 30324


(404) 874-9104
(770) 396-3632

May 18, 1998

Office of the Chief Accountant
Securities and Exchange Commission
Stop 9-5
Washington, DC 20549

Gentlemen:

On this day I have resigned as auditor of Atlanta Technology Group, Inc.

In connection with the 1997 audit (which has not been completed) and my previous audits of the Company's financial statements, there were no disagrements with me on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not accepted to my satisfaction, would have caused me to make reference thereto in my report.

Thank you.

Very truly yours,

Allen P. Fields

cc:  Mr. Hale R. Spiegelberg, Chairman
     Atlanta Technology Group, Inc.